UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 2, 2011

Commission File Number  000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 2, 2011, CH2M HILL Companies, Ltd. (“CH2M HILL”) held its Annual Meeting of Shareholders.  In accordance with Item 5.07 of Form 8-K, CH2M HILL is providing the following information regarding the results of the matters voted on by the holders of CH2M HILL’s common stock at the annual meeting.

1. Election of Directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Card	24,168,121	963,642	0
Michael A. Lucki	23,518,060	1,613,703	0
Jacqueline C. Rast	23,618,249	1,513,514	0

2. Advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,734,499	2,032,791	364,473	0

3. Advisory vote on the frequency of the advisory vote on executive compensation.

3 Years	2 Years	1 Year	Abstained
17,227,972	2,254,704	5,257,636	391,450

In accordance with the voting results for Proposal 3, in which the choice receiving the highest number of votes was “3 Years,” the CH2M HILL Board of Directors has determined that future shareholder advisory (non-binding) votes on executive compensation will be held every three years.  Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held at the CH2M HILL 2014 Annual Meeting of Shareholders.

4. Approval of the reincorporation of CH2M HILL by conversion from an Oregon to a Delaware corporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,641,996	1,980,557	509,209	0

5. Ratification of the appointment of KPMG LLP as the independent auditor for CH2M HILL for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,325,138	477,531	329,094	0

Item 8.01.  Other Events.

New Price for Common Stock and Trade Date Established.

Effective May 5, 2011, the Board of Directors established the price of the CH2M HILL common stock at $50.43 per share.  This price is a 7.9% increase from the price of CH2M HILL common stock that was set by the CH2M HILL Board of Directors on February 11, 2011.  For an explanation of CH2M HILL’s historical financial performance, see CH2M HILL’s financial information included in CH2M HILL’s public filings with the United States Securities and Exchange Commission which may be accessed on the Commission’s web site located at http://www.sec.gov.

The next trade date on CH2M HILL’s internal market is June 3, 2011.  Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than May 20, 2011.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

The price of the CH2M HILL common stock is established by the Board of Directors pursuant to the following valuation methodology:

Share Price = [(7.8 x M x P) + (SE)]/CS

The following table sets forth information concerning the various factors and values used by the Board of Directors to determine the new stock price.  For an explanation of the factors and values used by the CH2M HILL Board of Directors in setting the price of the common stock, see the section titled “INTERNAL MARKET INFORMATION — Stock Price Determined by Board of Directors” in our prospectus dated March 23, 2010, which you can find at http://www.sec.gov or receive from CH2M HILL by calling (303) 771-0900.

Effective Date	Price Per Share	M(1)	P(2)	SE(3)	CS(4)
			(in thousands)	(in thousands)	(in thousands)
May 5, 2011	$50.43	1.2	$115,190	$595,629	33,189

The factors and values in the table above are defined as follows:

(1)           “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors further described in our prospectus in determining the fair market value of the common stock.  This “M” component of our stock price valuation remained unchanged since the inception of the current ownership program in 2000 until the November 9, 2007 valuation, when it was changed by the Board of Directors from 1.0 to 1.2.

(2)           “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date, adjusted for any items that the Board of Directors determines should be excluded, as discussed below.

(3)           “SE” is CH2M HILL’s total shareholders’ equity, which includes intangible items, as set forth on CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, the Board does not include in the “SE” parameter accumulated other comprehensive income (loss).

(4)           “CS” is the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis.  By comparison, the year to date weighted average number of shares of common stock as reflected in the diluted earnings per share calculation in CH2M HILL’s financial statements is 31,362,420.

As described in our prospectus, under the CH2M HILL stock price valuation methodology, the Board of Directors has the discretion to review events and exclude nonrecurring or unusual transactions from certain of the parameters used in the stock price valuation.  Transactions are considered nonrecurring or unusual if the market would not generally take them into account in valuing an equity security.

Non-cash depreciation and amortization charges relating to acquisitions.  In the final three quarters of 2010 and the first quarter of 2011, CH2M HILL recognized certain non-cash depreciation and amortization charges relating to acquisitions, resulting in a reduction of our earnings (net of tax) in the total amount of $12.3 million.  The Board of Directors believes that these non-cash charges would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these acquisition costs from the “P” (profit after tax) parameter for stock valuation purposes.  These non-cash depreciation and amortization charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total shareholders’ equity).  The Board intends to treat these asset depreciation and amortization costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase (Decrease)
May 8, 2008	31.31	3.3%
August 15, 2008	30.71	(1.9)%
November 7, 2008	30.77	0.2%
February 13, 2009	31.10	1.1%
May 7, 2009	32.54	4.6%
August 7, 2009	35.72	9.8%
November 6, 2009	40.91	14.5%
February 12, 2010	40.52	(1.0)%
May 6, 2010	41.13	1.5%
August 13, 2010	45.49	10.6%
November 12, 2010	46.49	2.2%
February 11, 2011	46.75	0.6%
May 5, 2011	50.43	7.9%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: May 5, 2011	By:	/s/ MICHAEL A. LUCKI
Michael A. Lucki

Its: Senior Vice President and Chief Financial Officer